As filed with the Securities and Exchange Commission on February 14, 2000
                                                   Registration No. 333-94369
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                AMENDMENT No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

     DELAWARE           CANANDAIGUA BRANDS, INC.       16-0716709     2084
                      AND ITS SUBSIDIARY GUARANTORS:
     NEW YORK          BATAVIA WINE CELLARS, INC.      16-1222994     2084
     NEW YORK        CANANDAIGUA WINE COMPANY, INC.    16-1462887     2084
     NEW YORK          CANANDAIGUA EUROPE LIMITED      16-1195581     5182
     NEW YORK             ROBERTS TRADING CORP.        16-0865491     4212
     NEW YORK              POLYPHENOLICS, INC.         16-1546354     2834
ENGLAND AND WALES          CANANDAIGUA LIMITED         98-0198402     6719
   NETHERLANDS               CANANDAIGUA B.V.          98-0205132     6159
    CALIFORNIA              SIMI WINERY, INC.          94-2244918     2084
     NEW YORK            SCV-EPI VINEYARDS, INC.       16-1568478     0172
     DELAWARE          FRANCISCAN VINEYARDS, INC.      94-2602962     2084
    CALIFORNIA               ALLBERRY, INC.            68-0324763     2084
    CALIFORNIA           CLOUD PEAK CORPORATION        68-0324762     2084
    CALIFORNIA              M.J. LEWIS CORP.           94-3065450     2084
    CALIFORNIA           MT. VEEDER CORPORATION        94-2862667     2084
     DELAWARE              BARTON INCORPORATED         36-3500366     5181
     DELAWARE              BARTON BRANDS, LTD.         36-3185921     2085
     MARYLAND              BARTON BEERS, LTD.          36-2855879     5181
   CONNECTICUT      BARTON BRANDS OF CALIFORNIA, INC.  06-1048198     5182
     GEORGIA         BARTON BRANDS OF GEORGIA, INC.    58-1215938     2085
     NEW YORK        BARTON DISTILLERS IMPORT CORP.    13-1794441     5182
     DELAWARE         BARTON FINANCIAL CORPORATION     51-0311795     6153
     ILLINOIS              BARTON CANADA, LTD.         36-4283446     6794
    WISCONSIN          STEVENS POINT BEVERAGE CO.      39-0638900     2082
     ILLINOIS            MONARCH IMPORT COMPANY        36-3539106     5181
     GEORGIA           THE VIKING DISTILLERY, INC.     58-2183528     2085
(State or other        (Exact name of registrant        (I.R.S.     (Primary
jurisdiction of       as specified in its charter)     Employer     Standard
incorporation                                       Identification  Industrial
or organization)                                         No.)     Classification
                                                                   Code Number)

                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450
                                  716-218-2169

   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ROBERT SANDS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            CANANDAIGUA BRANDS, INC.
                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450
                                  716-218-2169

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------
                                    COPY TO:
                             BERNARD S. KRAMER, ESQ.
                             MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                          CHICAGO, ILLINOIS 60606-5096
                           ---------------------------

        Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this registration statement.
        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /_/
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

                           ---------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2000


                            CANANDAIGUA BRANDS, INC.

                                OFFER TO EXCHANGE

                          8 1/2% SENIOR B SENIOR NOTES DUE 2009

                                       FOR

                          8 1/2% SERIES NOTES DUE 2009

                       ----------------------------------


               o We are offering to exchange(pound)75,000,000 of our new 8 1/2% Series B Senior Notes due 2009 for(pound)75,000,000 of our old 8 1/2% Senior Notes due 2009. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act.

               o The terms of the new notes and the old notes are substantially identical, except for transfer restrictions, registration rights, and liquidated damages that apply to the old notes.

               o The exchange offer expires at 5:00 p.m., New York City time, on ___________________, 2000, unless we extend it.

               o The exchange of outstanding old notes for new notes will not be a taxable event for United States federal income tax purposes. See "U.S. Federal Income Tax Considerations" on page 49 for more information.

               o We have applied to list the new notes on the Luxembourg Stock Exchange.



               SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE DECIDING TO TENDER YOUR OLD NOTES.
                              ---------------------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------


                 The date of this prospectus is         , 2000.

                                TABLE OF CONTENTS

                                                                            PAGE

Where You Can Find More Information.........................................  i
Forward-Looking Statements.................................................. ii
Prospectus Summary..........................................................  1
Risk Factors................................................................  9
The Exchange Offer.......................................................... 13
Use of Proceeds............................................................. 18
Capitalization.............................................................. 18
Description of Notes........................................................ 19
U.S. Federal Income Tax Considerations...................................... 49
Plan of Distribution........................................................ 52
Legal Matters............................................................... 53
Experts..................................................................... 53

                       WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at "http://www.sec.gov", and at our own web site at "http://www.cbrands.com". If the new notes are listed on the Luxembourg Stock Exchange, copies of our reports, proxy statements and other information will also be made available free of charge at the office of our agent, Paribas Luxembourg, in Luxembourg.

               We have filed with the SEC a registration statement on Form S-4 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the SEC's public reference rooms as described above. The registration statement, including its exhibits and schedules, is also available on SEC's web site.

               The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the expiration of the exchange offer:

               o Annual Report on Form 10-K for the fiscal year ended February 28, 1999;

               o Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 1999, August 31, 1999, and November 30, 1999; and

               o Current Reports on Form 8-K filed on March 3, 1999, April 13, 1999, April 15, 1999, April 23, 1999, April 26, 1999, June 9,
                  1999, June 21, 1999, June 23, 1999, August 4, 1999, September
                  27, 1999 October 13, 1999, and January 4, 2000, and on Form 8-K/A filed on June 25, 1999 and November 23, 1999.

               This prospectus incorporates important business and financial information about the Company and the guarantors of the new notes that is not included in or delivered with this prospectus. You may request a copy of this information and any of the filings identified above, at no cost, by writing or telephoning us at: Canandaigua Brands, Inc., Attention: David S. Sorce, Secretary, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number 716-218-2169. TO ENSURE TIMELY DELIVERY OF ANY DOCUMENTS YOU REQUEST, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN ____________, 2000 (FIVE DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER). In addition, copies of those documents will also be made available free of charge at the office of our agent in Luxembourg.

               YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                              ---------------------

                           FORWARD-LOOKING STATEMENTS

               This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under "Prospectus Summary," regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties are forward-looking statements. When used in this prospectus, the words "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                               PROSPECTUS SUMMARY

               The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. We encourage you to read this prospectus in its entirety. Unless we indicate otherwise, the terms "Company", "we", "us" and "our" refer to Canandaigua Brands, Inc. together with its subsidiaries. The Company is a Delaware corporation that was incorporated on December 4, 1972. Our principal executive offices are located at 300 WillowBrook Office Park, Fairport, New York 14450, and our telephone number is 716-218-2169.

                                   THE COMPANY

               The Company is a leading producer and marketer of branded beverage alcohol products in North America and the United Kingdom. According to available industry data, we rank as the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits in the United States. Our wholly-owned British subsidiary, Matthew Clark plc ("Matthew Clark"), is a leading producer of cider, wine and bottled water, and a leading beverage alcohol wholesaler in the United Kingdom.

               Since our founding in 1945 as a producer and marketer of wine products, we have grown through acquisitions, new product offerings and new distribution agreements. Since 1991 we have successfully integrated numerous acquisitions that have diversified our product portfolio and increased our market share, net sales and cash flow. Internal growth has been driven by developing new products and repositioning existing brands to focus on the fastest growing sectors of the beverage alcohol industry.

               We market and sell over 180 premier branded products to more than 1,000 wholesale distributors in the United States. We also distribute our own branded products and those of other companies to more than 16,000 customers in the United Kingdom. We operate more than 20 production facilities throughout the world and purchase products for resale from other producers.

                               THE EXCHANGE OFFER

NOTES OFFERED.........................  We are offering up to(pound)75,000,000 aggregate principal amount of new 8 1/2%
                                        Series B Senior Notes due 2009.

                                        The new 8 1/2% Series B Senior Notes
                                        have been registered under the
                                        Securities Act.

THE EXCHANGE OFFER....................  We are offering to issue the new notes in exchange for a like principal amount
                                        of your old notes. For procedures for
                                        tendering, see "The Exchange Offer."

EXPIRATION DATE; WITHDRAWAL RIGHTS....  The exchange offer expires at, and you may withdraw your tender of old notes at any time before, 5:00 p.m. New York City time (10:00 p.m. London time) on _______, 2000 unless we extend the expiration date.

PROCEDURES FOR TENDERING OLD NOTES....  We issued the old notes as global securities. Two global securities were
                                        issued, one of which was for issuances
                                        of notes under Rule 144A of the
                                        Securities Act, the other of which was
                                        for issuances of notes under Regulation
                                        S under the Securities Act.

                                        The Rule 144A global note was deposited
                                        with Citibank, N.A., as custodian for
                                        the Depository Trust Company ("DTC").
                                        Citibank, N.A. holds this global note in the name of Cede & Co., as the nominee of DTC. Beneficial interests in notes issued under Rule 144A are shown on records that the DTC maintains in book-entry form.

                                        The Regulation S global note was
                                        deposited with Citibank, N.A. as common
                                        depositary in the name of Citivic
                                        Nominees Ltd., as nominee for Euroclear
                                        and Cedelbank. Security entitlements
                                        with respect to notes issued under
                                        Regulation S are shown on records in
                                        book-entry form that Euroclear,
                                        Cedelbank, or your securities
                                        intermediary maintain.

                                        To tender old notes in the exchange
                                        offer the registered holder (Euroclear,
                                        Cedelbank, or DTC) must transfer your
                                        outstanding notes in accordance with
                                        Euroclear's, Cedelbank's, or DTC's
                                        standard procedures for such transfer.
                                        In lieu of delivering a letter of
                                        transmittal to the exchange agent, a
                                        computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the letter of transmittal, must be transmitted by Euroclear, Cedelbank, or DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time (10:00 p.m.. London time), on the expiration date.

U.S. FEDERAL INCOME TAX CONSEQUENCES..  Your exchange of old notes for new notes in the exchange offer should not result
                                        in any income, gain or loss to you for
                                        United States federal income tax
                                        purposes. See "U.S. Federal Income Tax
                                        Considerations."

USE OF PROCEEDS.......................  We will not receive any proceeds from the exchange pursuant to the exchange
                                        offer.

EXCHANGE AGENT........................  Citibank N.A., through its offices in
                                        London specified in this prospectus, is
                                        acting as the exchange agent for the
                                        exchange offer. See "The Exchange
                                        Offer-Exchange Agent" for the telephone
                                        number of the offices of the exchange
                                        agent.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

               The terms of the new notes to be issued in the exchange offer and the outstanding old notes are substantially identical, except for transfer restrictions, registration rights, and liquidated damages that apply to the old notes. When we refer to the term "note" or "notes", we are referring to both the outstanding old notes and the new notes to be issued in the exchange offer.

ISSUER................................  Canandaigua Brands, Inc.

TOTAL AMOUNT OF NOTES OFFERED.........  (pound)75,000,000 aggregate principal amount of new 8 1/2% Series B Senior
                                        Notes due 2009.

MATURITY..............................  November 15, 2009.

INTEREST PAYMENT DATES................  Semi-annually on May 15 and November 15, commencing May 15, 2000.

SUBSIDIARY GUARANTORS.................  The notes will be unconditionally guaranteed by each of our subsidiaries
                                        that guarantee any of our other
                                        indebtedness or other indebtedness of
                                        the guarantors of the notes.

RANKING...............................  The notes will be senior unsecured obligations and will rank equally with
                                        our other unsecured and unsubordinated
                                        indebtedness. The notes will be
                                        effectively subordinated to our secured
                                        indebtedness.

OPTIONAL REDEMPTION...................  The notes are redeemable at any time at a make-whole amount. See "Description of the Notes-Optional Redemption."

CHANGE OF CONTROL.....................  Upon the occurrence of a "Change of
                                        Control," each holder of the notes will
                                        have the right to require us to
                                        repurchase such holder's notes at a
                                        price equal to 101% of the principal
                                        amount hereof, plus accrued and unpaid
                                        interest, if any, to the date of
                                        repurchase.

COVENANTS.............................  The indenture relating to the notes will contain various covenants, including,
                                        but not limited to, covenants with
                                        respect to the following matters:

                                        o  limitation on indebtedness;

                                        o  limitation on restricted payments;

                                        o  limitation on transactions with
                                           affiliates;

                                        o  limitation on liens;

                                        o  limitation on sale of assets;

                                        o  limitation on issuances of
                                           guarantees;

                                        o  limitation on subsidiary capital
                                           stock;

                                        o  limitation on dividends and other
                                           payment restrictions affecting
                                           subsidiaries; and

                                        o  restrictions on consolidations,
                                           mergers and the sale of assets.

ADDITIONAL AMOUNTS....................  All payments with respect to the notes or guarantees will be made without
                                        withholding or deduction for taxes
                                        unless required by law, regulation or
                                        governmental policy or the
                                        interpretation or administration
                                        thereof, in which case, we will, except
                                        in certain circumstances (e.g., where a
                                        holder has failed to provide proper
                                        certification, such as a Form W-8,
                                        serving as a precondition to exemption
                                        from, or reduction in the rate of such
                                        withholding or deduction), pay such
                                        additional amounts as may be necessary
                                        so that the net amount received by the
                                        holders after such withholding or
                                        deduction will not be less than the
                                        amount that would have been received in
                                        the absence of such withholding or
                                        deduction. See "Description of the
                                        Notes-Additional Amounts".

REDEMPTION FOR CHANGES IN
 WITHHOLDING TAX.....................   We may, at our option, redeem the notes
                                        of any holder, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes of such holder, plus accrued and unpaid interest, if any, if we have then become, or if on the next date thereafter on which any amount will fall due for payment under or with respect to the notes or guarantees we will in the absence of such redemption become, obligated to pay any Additional Amounts on such notes as a result of any changes in withholding tax laws, policies, treaties or regulations, or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws, policies, treaties or regulations, which change or amendment is announced or becomes effective on or after the date the notes are issued; provided, however, that (i) notice shall not be given earlier than 60 days prior to the earliest date on which we would be obligated to pay
                                        Additional Amounts, (ii) we will be
                                        required to consummate such redemption
                                        within 180 days of the date on which
                                        such Additional Amounts are payable and
                                        (iii) if, after giving effect to such
                                        redemption, less than a majority of the
                                        aggregate principal amount of notes
                                        originally issued would remain
                                        outstanding, we will be required to make an offer to purchase the remaining notes at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes-Redemption for Changes in Withholding Tax."

LISTING...............................  We have applied to list the new notes on the Luxembourg Stock Exchange.

GOVERNING LAW.........................  The notes and the indenture will be governed by the laws of the State of New
                                        York.

TRUSTEE...............................  Harris Trust and Savings Bank, Chicago.

PRINCIPAL PAYING AGENT, TRANSFER AGENT,
 AND REGISTRAR........................  Citibank, N.A, London.

PAYING AGENT, TRANSFER AGENT, AND
 LISTING AGENT IN LUXEMBOURG..........  Paribas Luxembourg.

BOOK-ENTRY TRANSFER FACILITIES........  Euroclear and Cedelbank, as appropriate.


                                  RISK FACTORS

               You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 9 before tendering your old notes in the exchange offer.

                             SELECTED FINANCIAL DATA

               The following table sets forth selected financial data of the Company for each of the three fiscal years in the period ended February 28, 1999, for the six month period ended February 29, 1996, for each of the two fiscal years in the period ended August 31, 1995 and for each of the nine month periods ended November 30, 1998 and 1999. The statement of income data for the three fiscal years ended February 28, 1999, the six month period ended February 29, 1996, and the two fiscal years ended August 31, 1995 is derived from our audited historical financial statements incorporated by reference into this prospectus, which financial statements have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereon. The statement of income data for the nine month periods ended November 30, 1998 and 1999 has been derived from our unaudited financial statements incorporated by reference into this prospectus. The summary financial data below reflect results of Matthew Clark since its acquisition on December 1, 1998, results of several well known Canadian whisky brands, including Black Velvet and related assets since their acquisition from Diageo Inc. and certain of its affiliates on April 9, 1999, and the results of Franciscan Vineyards, Inc. and Simi Winery, Inc. since their acquisition on June 4, 1999. During January 1996, the Board of Directors of the Company changed the Company's fiscal year end from August 31 to the last day of February.

               In the opinion of our management, the unaudited data includes all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the data for such periods. Interim results are not necessarily indicative of results that can be expected in future periods. It is important that you read the selected financial data presented below in conjunction with the historical financial statements and unaudited pro forma financial data included in reports we have filed with the SEC that are incorporated by reference into this prospectus. See "Where You Can Find More Information."

                                                                                             FOR THE SIX
                                                                                                MONTHS
                                 FOR THE NINE MONTHS                                             ENDED          FOR THE YEARS
                                  ENDED NOVEMBER 30,      FOR THE YEARS ENDED FEBRUARY 28,    FEBRUARY 29,      ENDED AUGUST 31,
                             ------------------------  -------------------------------------  -----------  ------------------------
                                  1999        1998         1999         1998         1997         1996        1995         1994
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                             (UNAUDITED)  (UNAUDITED)
(in thousands, except per share data)
Gross sales                  $ 2,383,909  $ 1,374,183  $ 1,984,801  $ 1,632,357  $ 1,534,452  $   738,415  $ 1,185,074  $   861,059
Less-excise taxes               (570,640)    (336,283)    (487,458)    (419,569)    (399,439)    (203,391)    (278,530)    (231,475)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net sales                    1,813,269    1,037,900    1,497,343    1,212,788    1,135,013      535,024      906,544      629,584
Cost of product sold          (1,258,332)    (726,908)  (1,049,309)    (869,038)    (812,812)    (389,281)    (657,883)    (458,311)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Gross profit                   554,937      310,992      448,034      343,750      322,201      145,743      248,661      171,273
Selling, general and
  administrative expenses       (368,130)    (202,561)    (299,526)    (231,680)    (208,991)    (112,411)    (159,196)    (121,388)
Nonrecurring charges              (5,510)        --         (2,616)        --           --         (2,404)      (2,238)     (24,005)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Operating income               181,297      108,431      145,892      112,070      113,210       30,928       87,227       25,880
Interest expense, net            (78,219)     (23,700)     (41,462)     (32,189)     (34,050)     (17,298)     (24,601)     (18,056)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income before taxes and
  extraordinary item             103,078       84,731      104,430       79,881       79,160       13,630       62,626        7,824
Provision for income taxes       (41,231)     (34,740)     (42,521)     (32,751)     (32,977)      (6,221)     (24,008)      (2,640)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Income before
  extraordinary item              61,847       49,991       61,909       47,130       46,183        7,409       38,618        5,184
Extraordinary item, net of
  income taxes                      --           --        (11,437)        --           --           --           --           --
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income                   $    61,847  $    49,991  $    50,472  $    47,130  $    46,183  $     7,409  $    38,618  $     5,184
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Earnings per common share:
  Basic:
      Income before
         extraordinary item  $      3.43  $      2.72  $      3.38  $      2.52  $      2.39  $      0.38  $      2.06  $      0.34
      Extraordinary item            --           --          (0.62)        --           --          --              --         --
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
      Earnings per common
         share - basic       $      3.43  $      2.72  $      2.76  $      2.52  $      2.39  $      0.38  $      2.06  $      0.34
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
  Diluted:
      Income before
         extraordinary item  $      3.34  $      2.65  $      3.30  $      2.47  $      2.37  $      0.37  $      2.03  $      0.33
      Extraordinary item            --           --          (0.61)        --           --          --              --         --
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
      Earnings per common
         share - diluted     $      3.34  $      2.65  $      2.69  $      2.47  $      2.37  $      0.37  $      2.03  $      0.33
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Total assets                 $ 2,532,995  $ 1,186,246  $ 1,793,776  $ 1,090,555  $ 1,043,281  $ 1,045,590  $   770,004  $   814,718
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Long-term debt               $ 1,253,863  $   291,386  $   831,689  $   309,218  $   338,884  $   327,616  $   198,859  $   289,122
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Ratio of earnings to fixed
    charges(1)(2)                   2.2x         4.1x         3.2x         3.2x         3.1x         1.7x         3.3x         1.4x
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========

(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense.

(2) The ratio of earnings to combined fixed charges and preferred stock dividend requirements is the same as the ratio of earnings to fixed charges.


                                  RISK FACTORS

               You should consider carefully all of the information in this prospectus and incorporated by reference in this prospectus. In particular, you should carefully evaluate the following risks before tendering your old notes in the exchange offer. However, the risk factors set forth below, other than the first risk factor, are also generally applicable to the old notes as well as the new notes.

IF YOU DO NOT EXCHANGE YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HOLD NOTES SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND WHICH ARE NOT FREELY TRANSFERABLE

               If you do not tender your old notes or you tender your old notes and we do not accept the tender, your old notes will continue to be subject to their existing restrictions on transfer and exchange. In general, unless the old notes are registered under the Securities Act, you cannot offer or sell your old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except in limited circumstances which we summarize under "The Exchange Offer-Purpose and Effect of the Exchange Offer" in this prospectus, we do not have any obligation to register your old notes under the Securities Act. We do not expect that we will take any action to register the old notes under the Securities Act unless we are required to do so in those limited circumstances.

OUR INDEBTEDNESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL HEALTH AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES

               We have incurred substantial indebtedness to finance our acquisitions and we may incur substantial additional indebtedness in the future to finance further acquisitions. As of November 30, 1999, we have approximately $1.4 billion of indebtedness outstanding, which does not include approximately $183 million of revolving loans we had available to draw under our bank credit facility. Our ability to satisfy our financial obligations under our indebtedness outstanding from time to time will depend upon our future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond our control. Therefore, there can be no assurance that our cash flow from operations will be sufficient to meet all of our debt service requirements and to fund our capital expenditure requirements.

               Our current and future debt service obligations and covenants could have important consequences to you if you purchase the notes offered by this prospectus. Such obligations and covenants include the following:

     o Our ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited;

     o A significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available for operations;

     o We are subject to restrictive covenants that could limit our ability to conduct our business; and

     o We may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in our ability to withstand competitive pressures.

               The restrictive covenants included in our bank credit facility, our current indentures and the indenture under which the notes will be issued include, among others, those restricting additional liens, additional borrowing, the sale of assets, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. The bank credit facility also contains restrictions on acquisitions and certain financial ratio tests including a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio. These restrictions could limit our ability to conduct business. A failure to comply with the obligations contained in the bank credit facility, our current indentures or the indenture under which the new notes will be issued could result in an event of default under such agreements, which could require us to immediately repay the related debt and also debt under other agreements that may contain cross-acceleration or cross-default provisions.

THE NOTES ARE UNSECURED; THE STOCK OF SOME OF OUR SUBSIDIARIES IS PLEDGED TO SECURE OUR BANK CREDIT FACILITY

               The notes will not be secured by any of our assets. Our obligations under our bank credit facility, however, are secured by (i) first priority pledges of 100% of the capital stock of Canandaigua Limited and all of our domestic operating subsidiaries and (ii) first priority pledges of 65% of the capital stock held by us of Matthew Clark, B.B. Servicios, S.A. de C.V., Canandaigua World Sales Limited and Schenley Distilleries Inc./Les Distilleries Schenley Inc. If the Company becomes insolvent or is liquidated, or if payment under our bank credit facility is accelerated, the lenders under the facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the agreement governing such indebtedness. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully.

OUR ABILITY TO MAKE PAYMENTS ON THE NOTES DEPENDS ON OUR ABILITY TO RECEIVE DIVIDENDS FROM OUR SUBSIDIARIES; MATTHEW CLARK IS NOT A GUARANTOR OF THE NOTES

               We are a holding company and conduct almost all of our operations through our subsidiaries. As of November 30, 1999, approximately 87% of our tangible assets were held by our subsidiaries. The capital stock of our subsidiaries represents substantially all the assets of the holding company. Accordingly, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of the principal and interest on the notes.

               The notes are expected to be guaranteed, jointly and severally, by each of our subsidiaries that guarantee any of our other indebtedness or other indebtedness of the guarantors of the notes. Holders of the notes will not have a direct claim on assets of subsidiaries that do not guarantee the notes (including, most significantly, the assets of Matthew Clark). For the year ended February 28, 1999 (giving pro forma effect to the acquisitions of Matthew Clark, the Black Velvet Assets, Franciscan and Simi, as if each had occurred on March 1, 1998) approximately $679 million of our net sales were from operations of Matthew Clark, which is not a guarantor of the notes, and approximately $1.5 billion from our operations and the operations of the guarantors. Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following: (i) insolvent or was rendered insolvent because of the guarantee; (ii) engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity. To the extent any guarantee were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be solely our creditors and any guarantor whose guarantee was not voided or held unenforceable. In such event, the claims of the holders of the notes against the issuer of an invalid guarantee would be subject to the prior payment of all liabilities of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the notes relating to any voided guarantee.

               Based upon financial and other information currently available to us, we believe that the notes and the guarantees are being incurred for proper purposes and in good faith and that we and each guarantor is solvent and will continue to be solvent after issuing the notes or its guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Liquidity and Capital Resources" and "Description of the Notes."

WE MAY NOT BE ABLE TO PURCHASE THE NOTES IN THE EVENT OF A CHANGE OF CONTROL

               Upon the occurrence of certain specific kinds of change of control events, we will be required to make an offer to repurchase the notes at 101% of their principal amount plus accrued interest and we will be required to repay our senior secured credit facility in full. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or to repay our senior secured credit facility. Even if we did have sufficient funds to carry out such a repurchase, the financial effect of the repurchase could cause us to default on our other indebtedness. See "Description of the Notes-Certain Covenants-Purchase of Notes Upon a Change of Control."

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL

               We have recently made a number of acquisitions and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies which we believe would provide a strategic fit with our business. Any other acquired business will need to be integrated with our existing operations. There can be no assurance that we will effectively assimilate the business or product offerings of acquired companies into our business or product offerings. Any acquisitions also will be accompanied by risks such as potential exposure to unknown liabilities of acquired companies, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to our business, the diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers of the acquired business, the incurrence of amortization expenses if any acquisition is accounted for as a purchase. Our failure to adequately manage the risks associated with any acquisitions could have a material adverse effect on our financial condition or results of operations.

THE TERMINATION OR NON-RENEWAL OF IMPORTED BEER DISTRIBUTION AGREEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

               All of our imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. Our exclusive agreement to distribute Corona and its other Mexican beer brands in 25 primarily Western states expires in December 2006 and, subject to compliance with certain performance criteria, continued retention of personnel and other terms of the agreement, will be automatically renewed for additional terms of five years. Changes in control of our company or our subsidiaries involved in importing the Mexican beer brands, or changes in the chief executive officer of such subsidiaries, may be a basis for the supplier, unless it consents to such changes, to terminate the agreement. The supplier's consent to such changes may not be unreasonably withheld. Prior to their expiration, these agreements may be terminated if we fail to meet certain performance criteria. We believe that we are currently in compliance with all of our material imported beer distribution agreements. From time to time we have failed, and may in the future fail, to satisfy certain performance criteria in our distribution agreements. It is possible that our beer distribution agreements may not be renewed or may be terminated prior to expiration.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A GENERAL DECLINE IN THE CONSUMPTION OF PRODUCTS WE SELL

               In the United States the overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined substantially over the past twenty years. These declines have been caused by a variety of factors including:

     o increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

     o a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products;

     o         the increased activity of anti-alcohol consumer groups;

     o an increase in the minimum drinking age from 18 to 21 in various states; and

     o         increased federal and state excise taxes.

LACK OF PUBLIC MARKET FOR THE NOTES

               The notes will be new securities for which there currently is no established trading market. Although we have applied for listing of the old notes and new notes on the Luxembourg Stock Exchange, there can be no assurance regarding the future development of a market for the notes or the ability of holders of the notes to sell their notes or the price at which such holders may be able to sell their notes. If such a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Therefore, thee can be no assurance as to the liquidity of any trading market for the notes or that an active public market for the notes will develop. See the section entitled "Plan of Distribution."

INCREASE IN EXCISE TAXES AND GOVERNMENT RESTRICTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

               In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

WE RELY ON THE PERFORMANCE OF WHOLESALE DISTRIBUTORS FOR THE SUCCESS OF OUR BUSINESS

               In the United States, we sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

WE GENERALLY DO NOT HAVE LONG-TERM SUPPLY CONTRACTS AND WE ARE SUBJECT TO SUBSTANTIAL PRICE FLUCTUATIONS FOR GRAPES AND GRAPE-RELATED MATERIALS; WE HAVE A LIMITED GROUP OF SUPPLIERS OF GLASS BOTTLES

               Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers, tequila from Mexico and packaging materials. We could experience raw material supply, production or shipment difficulties which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. In the recent past we have experienced dramatic increases in the cost of grapes. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

               We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

WE ARE CONTROLLED BY THE SANDS FAMILY

               Our outstanding capital stock consists of Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share and are entitled, as a class, to elect one fourth of the members of the Board of Directors. Holders of Class B Common Stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of November 30, 1999, the Sands family beneficially owned approximately 13% of the outstanding shares of Class A Common Stock (exclusive of shares of Class A Common Stock issuable pursuant to the conversion feature of the Class B Common Stock owned by the Sands family) and approximately 90% of the outstanding shares of Class B Common Stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 65% of the votes entitled to be cast by holders of our outstanding capital stock, voting as a single class. Consequently, we are essentially controlled by the Sands family and they would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

               In connection with the issuance of the old notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

               o use our reasonable best efforts to file a registration statement with the SEC for an exchange of the new notes for the old notes under the Securities Act and to keep such registration statement effective until the closing of the exchange offer;

               o use our reasonable best efforts to cause the exchange offer to be consummated within 210 days following the original issuance of the old notes;

               o keep the exchange offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to holders of the old notes, or longer if required by applicable law; and

               o accept for exchange all old notes validly tendered and not validly withdrawn in the exchange offer in accordance with the terms of the exchange offer registration statement and letter of transmittal.

               As soon as practicable after the exchange offer registration statement becomes effective, we will offer eligible holders of the old notes the opportunity to exchange their old notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the old notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

               In the event that due to a change in current interpretations by the SEC, we are not permitted to effect the exchange offer, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the old notes and will use our reasonable best efforts to cause the shelf registration statement to become effective and to keep the shelf registration statement effective for a maximum of two years from the closing date, which is the date we delivered the old notes to their initial purchaser.

               The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

               In this section entitled "The Exchange Offer," the term "holder" means any person whose old notes are held of record by DTC, Euroclear or Cedelbank and who wants to deliver these old notes by book-entry transfer.

TERMS OF THE EXCHANGE OFFER

               The expiration date of the exchange offer is 5:00 p.m., New York City time (10:00 p.m., London time), on ________, _________ , 2000 unless we extend the exchange offer.

               The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes.

               You do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender old notes or you tender old notes that we do not accept, your old notes will remain outstanding. Any old notes will be entitled to the benefits of the indenture under which they were, and the new notes will be, issued. The old notes will not, however, be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors-If You Do Not Exchange Your Old Notes for New Notes, You Will Continue to Hold Notes Subject to Restrictions on Transferability and Which Are Not Freely Transferable" for more information regarding notes outstanding after the exchange offer.

               After the expiration date, we will return to you any tendered old notes that we did not accept for exchange.

               You will not have to pay brokerage commissions or fees or transfer taxes for exchanging your notes if you follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than those taxes described below, in the exchange offer. See "-Fees and Expenses" below for further information regarding fees and expenses. Neither we nor our board of directors recommends that you tender or not tender old notes in the exchange offer. In addition, we have not authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if so, the aggregate amount of old notes to tender.

               We have the right, in accordance with applicable law, at any time:

               o  to delay the acceptance of the old notes;

               o to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

               o to extend the expiration date of the exchange offer and keep all old notes tendered other than those notes properly withdrawn; and

               o to waive any condition or amend the terms of the exchange offer.

               If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will promptly distribute a prospectus supplement to you disclosing the change or waiver. We also will extend the exchange offer if required by Rule 14e-1 under the U.S. Securities Exchange Act of 1934. If we exercise any of the rights listed above, we will promptly give written notice of the action to the exchange agent, as described below under "-Exchange Agent", and we will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE, AND ISSUANCE OF NEW NOTES

               We will issue to the exchange agent new notes for old notes tendered and accepted and not withdrawn promptly after the expiration date. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

               We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give written notice to the exchange agent of their acceptance. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents. If for any reason, we:

               o  delay the acceptance or exchange of any old notes, or

               o  extend the exchange offer, or

               o  are unable to accept or exchange notes,

then the exchange agent may, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Old notes that the exchange agent retains may not be withdrawn, except according to the withdrawal procedures outlined below in "Procedures for Tendering Old Notes-Withdrawal of Tenders."

               In tendering old notes, you must warrant in the letter of transmittal or in an agent's message, which is described below, that:

               o you have full power and authority to tender, exchange, sell, assign and transfer old notes;

               o we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

               o the old notes tendered for exchange are not subject to any adverse claims or proxies.

               You also must warrant and agree that you will, upon request, execute and deliver any additional documents that either we or the exchange agent requests to complete the exchange, sale, assignment, and transfer of the old notes.

PROCEDURES FOR TENDERING OLD NOTES

               To tender old notes in the exchange offer, the registered holder of the notes must transfer such old notes into the exchange agent's account in accordance with DTC's ATOP procedures or Euroclear's or Cedelbank's standard transfer procedures.

               In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal must be transmitted by DTC, Euroclear or Cedelbank as the case may be, on behalf of a holder and received by the exchange agent prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date.

               The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

               No letter of transmittal should be sent to us.

               Only a registered holder of old notes may tender old notes in the exchange offer.

               Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

               DETERMINATION OF VALIDITY

               All the questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent, nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

               In addition, we reserve the right in our sole discretion to:

               o purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or to terminate the exchange offer, and

               o to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

               By tendering, each holder of old notes will represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes and that neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

               WITHDRAWAL OF TENDERS

               Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m. New York City time (10:00 p.m. London time), on the expiration date unless previously accepted for exchange.

               To withdraw a tender of old notes in the exchange offer, a notice of withdrawal must be transmitted by DTC, Euroclear, Cedelbank, as the case may be, and received by the exchange agent, in accordance with the standard operating procedures of DTC, Euroclear or Cedelbank, as the case may be, on behalf of a holder, prior to 5:00 p.m. New York City time (10:00 p.m. London time), on the expiration date and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must:

               o specify the name of the person having deposited the old notes to be withdrawn;

               o identify the old notes to be withdrawn, including the principal amount of such old notes; and

               o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, or be accompanied by documents of transfers sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the depositor withdrawing the tender.

               All questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be tendered by following one of the procedures for tendering described above at any time prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

               Notwithstanding any other provisions of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of the old notes for exchange or the exchange of the new notes for the old notes, if (i) such acceptance or issuance would violate applicable law or any applicable interpretation of the SEC's staff, (ii) any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the exchange offer, or there has occurred in any existing action or proceeding that would materially impair the ability of the Company to consummate the exchange offer, and (iii) the Company has not obtained all governmental approvals that it deems necessary to consummate the exchange offer.

               The foregoing conditions are for our sole benefit and any of them may be asserted by us regardless of the circumstances giving rise to such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights is not to be deemed a waiver of any of our rights and each of our rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

               In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

               Citibank, N.A. has been appointed as exchange agent for the exchange of the old notes. Questions and requests for assistance relating to the exchange of the old notes and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at Citibank N.A. (telephone (44 171) 508-3839).

RESALES OF NEW NOTES

               Based on the staff of the SEC's letters to other parties, we believe that holders of new notes, other than broker-dealers, can offer the new notes for resale, resell and otherwise transfer the new notes without delivering a prospectus to prospective purchasers. However, you must acquire the new notes in the ordinary course of business and have no intention of engaging in a distribution of the new notes, as a "distribution" is defined by the Securities Act. We are exchanging the old notes for new notes in reliance upon the staff of the SEC's position, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties.

FEES AND EXPENSES

               We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

               The estimated cash expenses to be incurred in connection with the exchange offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting fees and legal fees, among others.

TRANSFER TAXES

               You will not be obligated to pay any transfer taxes in connection with any tender of old notes for exchange, except if you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for the payment of any applicable transfer tax thereon.

                                 USE OF PROCEEDS

               We will not receive any cash proceeds from the exchange of old notes for new notes in the exchange offer. We have used the net proceeds from the sale of the old notes to repay amounts that were outstanding under our bank credit facility.

                                 CAPITALIZATION

               The following table sets forth our unaudited actual capitalization as of November 30, 1999. Since November 30, 1999, there has been no material change in our capitalization.


                                                                                         NOVEMBER 30,
                                                                                             1999
                                                                                         -------------
Dollars in millions (except share data)
Long term debt (including current maturities):
        Revolving credit facility ......................................................   $    106.4
        Term loan facility .............................................................        572.3
        8 5/8% Senior Notes due 2006 ...................................................        200.0
        8 1/2% Senior Notes due 2009 ...................................................        119.9(a)
        8 3/4% Senior Subordinated Notes due 2003 ......................................        192.8
        8 1/2% Senior Subordinated Notes due 2009 ......................................        200.0
        Other ..........................................................................         17.1
                                                                                           ----------
               Total debt ..............................................................      1,408.5
                                                                                           ----------
Stockholders' equity:
        Preferred Stock, $.01 par value-authorized 1,000,000 shares; issued none .......         --
        Class A Common Stock, $.01 par value-
               authorized 120,000,000 shares; issued 18,135,272 shares .................           .2
        Class B Convertible Common Stock, $.01 par value-
               authorized 20,000,000 shares; issued 3,762,970 shares ...................         --
        Additional paid-in capital .....................................................        243.6
        Retained earnings ..............................................................        342.9
        Accumulated other comprehensive income-
               cumulative translation adjustment .......................................         (7.7)
        Less: Treasury stock ...........................................................        (81.7)
                                                                                           ----------
               Total stockholders' equity ..............................................        497.3
                                                                                           ----------
               Total capitalization ....................................................   $  1,905.8
                                                                                           ----------

---------
(a)            Represents(pound)75.0 million converted at a rate of(pound)1.00 = $1.5981.


                            DESCRIPTION OF THE NOTES

               The terms of the new notes to be issued in the exchange offer and the outstanding old notes are substantially identical, except for transfer restrictions, registration rights, and liquidated damages provisions that apply to the old notes. Any old notes that remain outstanding after the exchange offer, together with new notes issued in the exchange offer, will be treated as a single class of securities under the Indenture for voting purposes. When we refer to the term "note" or "notes", we are referring to both the outstanding old notes and the new notes to be issued in the exchange offer. When we refer to "holders" of the notes, we are referring to those persons who are the registered holders of notes on the books of the registrar appointed under the Indenture.

               The new notes will be issued under the indenture (the "Indenture"), dated as of November 17, 1999, among the Company, certain subsidiaries of the Company that are guaranteeing the notes (the "Guarantors"), and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The maximum aggregate principal amount of notes that may be issued under the Indenture is (pound)150.0 million.

               The following is a summary of the material provisions of the Indenture. It does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-Certain Definitions."

GENERAL

               The notes will mature on November 15, 2009 and will be unsecured senior obligations of the Company and will rank pari passu in right of payment to all existing and future unsecured senior Indebtedness. Each note will bear interest at an annual rate of 8 1/2% from November 17, 1999 or from the most recent interest payment date to which interest has been paid. Interest on the notes will be payable semi-annually on May 15 and November 15 in each year, commencing May 15, 2000, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. The entire aggregate principal amount of the notes will become due and payable upon maturity.

               Payment of the notes is guaranteed unconditionally by the Guarantors on a senior basis. The Guarantors are comprised of all of the direct and indirect Domestic Restricted Subsidiaries of the Company and direct and indirect Foreign Restricted Subsidiaries that in each case guarantee Other Indebtedness. The Guarantors (except Canandaigua B.V. and M.J. Lewis Corp.) have also guaranteed all obligations of the Company under the Credit Agreement. No holder of any other Indebtedness of the Company will have the benefit of any guarantees which the holders of the notes do not have.

               The notes are direct, senior unsecured obligations of the Company and rank and will rank pari passu, without any preferences among themselves, with all other outstanding unsecured and unsubordinated indebtedness, present and future.

PAYMENT ON NOTES; SUBSTITUTION OF CURRENCY

               The euro, the currency introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, as amended by the Treaty on European Union, was introduced on January 1, 1999. The United Kingdom was not a participant at that date; however, the United Kingdom Government stated that the United Kingdom might wish to join the single currency at a later date. If the United Kingdom adopts the euro, it will replace pounds sterling as the legal tender in the United Kingdom and result in the effective redenomination of the notes into euros and the regulations of the European Commission relating to the euro shall apply to the notes. The circumstances and consequences described in this paragraph entitle neither the Company, the Guarantors nor any holder of notes to early redemption, rescission, notice or repudiation of the terms and conditions of the notes or the Indenture or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company or the Guarantors under the notes and the Indenture.

NOTICES

               Notices to holders shall, at such time as, and so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Notices to holders of notes shall also be mailed by first class mail to each holder at its address appearing in the register of holders on the appropriate date provided herein. For so long as any of the notes are represented by the Global Notes, notice to holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to DTC, Euroclear and/or Cedelbank (as the case may be) for communication to the holders of the Book-Entry Interests.

ADDITIONAL AMOUNTS

               All payments made by the Company or any Guarantor under or with respect to the notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of the United States of America or any other jurisdiction in which any Guarantor is incorporated or of any prefecture or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless the Company or such Guarantor is required to withhold or deduct Taxes by law, regulation or governmental policy or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or any Guarantee, the Company or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder and no reimbursement shall be made to a holder for Taxes paid by such holder (each such holder, an "Excluded holder") with respect to any Tax imposed, levied, payable or due (i) by reason of the holder's or beneficial owner's present or former connection with the United States of America or any other jurisdiction in which any Guarantor is incorporated or any prefecture or territory thereof, other than through the mere receipt or holding of notes or by reason of the receipt of payments thereunder; (ii) by reason of the failure of the holder or beneficial owner of notes to satisfy any certification, identification, information or other reporting requirements which the holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or (iii) by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment more than 30 days after the date such payment became due and payable or was duly provided for under the terms of the notes, whichever is later. The obligation of the Company or any Guarantor to pay Additional Amounts or to reimburse a holder for Taxes paid by such holder in respect of Taxes shall not apply with respect to: (x) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (y) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the notes or any Guarantee; or (z) Taxes imposed on or with respect to any payment by the Company or such Guarantor to the holder or beneficial owner if such holder or beneficial owner is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the holder of such Note. The Company or such Guarantor will also (i) make such withholding or deduction compelled by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or such Guarantor will, upon written request of a holder, furnish to each such holder certified copies of tax receipts evidencing the payment of any Taxes by the Company or such Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Guarantor, within 60 days after the later of the date of receipt of such written request and the date of receipt of such evidence. If notwithstanding the Company's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, the Company or such Guarantor will promptly provide such holder with other evidence reasonably satisfactory to such holder of such payments by the Company or such Guarantor. The Indenture will further provide that, if the Company conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the United States of America, or if any Guarantor conducts business in any Taxing Jurisdiction other than the jurisdiction under which such Guarantor is incorporated, in a manner which causes holders to be liable for taxes on payments under the notes or any Guarantee for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the notes described above shall be considered to apply to such holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to Excluded holder shall be deemed to include holders or beneficial owners having a present or former connection with such Taxing Jurisdiction or any state, prefecture or territory thereof. The Company or such Guarantor will, upon written request of any holder (other than an Excluded holder), reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) and paid by such holder so that the net amount received by such holder (net of payments made under or with respect to the notes) after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed. The Indenture will provide that neither the Company nor any Guarantor will take any action or fail to act in any manner which will have the effect of requiring the payment of any Additional Amounts such that the Company may exercise its option to effect a Tax Redemption; provided, however, that the Company and its Subsidiaries will not be required to change their jurisdiction or alter their operations in any manner and will not be required to take any other unreasonable act thereunder.

               At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if the Company or any Guarantor will pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the notes is due and payable, in which case it shall be promptly thereafter), the Company or such Guarantor will deliver to the Trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in the Indenture or in this "Description of the Notes" there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

OPTIONAL REDEMPTION

               The notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Gilt Rate (as defined below) plus 50 basis points plus, in each case, accrued interest thereon to the date of redemption.

               As used herein:

               "Adjusted Gilt Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Gilt Issue, assuming a price for the Comparable Gilt Issue (expressed as a percentage of its principal amount) equal to the Comparable Gilt Price for such redemption date.

               "Comparable Gilt Issue" means the United Kingdom Government Obligation selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

               "Comparable Gilt Price" means, with respect to any redemption date, (i) the average of the Reference Gilt Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Gilt Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Gilt Dealer Quotations, the average of all such Quotations.

               "Quotation Agent" means the Reference Gilt Dealer appointed by the Company.

               "Reference Gilt Dealer" means each of (x) J.P. Morgan Securities Ltd., and its respective successors; provided, however, that if the foregoing shall cease to be a primary United Kingdom Government Obligations dealer in London (a "Primary U.K. Government Obligations Dealer"), the Company shall substitute therefor another Primary U.K. Government Obligations Dealer; and (y) any other Primary U.K. Government Obligations Dealer selected by the Company.

               "Reference Gilt Dealer Quotations" means, with respect to each Reference Gilt Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Gilt Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Gilt Dealer at 11:00 a.m.; London time, on the third business day preceding such redemption date.

               Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

               In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of such notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange, if the notes are listed thereon, or if the notes are not then listed on the Luxembourg Stock Exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of (pound)1,000, or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the notes funds in satisfaction of the applicable redemption price pursuant to the Indenture. Notice of optional redemption will be published in the manner described above under "-Notices."

REDEMPTION FOR CHANGES IN WITHHOLDING TAX

               The notes of any holder will be subject to redemption as a whole, but not in part, at the option of the Company (a "Tax Redemption") at any time upon not less than 30 nor more than 60 days' notice mailed to such holder of notes to be redeemed, at 100% of the principal amount thereof on the date of redemption, plus accrued and unpaid interest, if any, to the redemption date, in the event the Company or any Guarantor has become or would be obligated to pay, on any date on which any amount would be payable with respect to such notes or any Guarantee any Additional Amounts as a result of any change in or amendment to the laws, policies or treaties (including any regulation or ruling promulgated thereunder) of the United States of America or any jurisdiction in which any Guarantor is incorporated (or any prefecture, territory or taxing authority thereof or therein), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws, policies, treaties, rulings or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, provided, however, that, (i) no notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or such Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the notes then due, (ii) if the Company elects to exercise its Tax Redemption option, it shall consummate any such Tax Redemption within 180 days following the date on which the amount to which the payment of such Additional Amounts relates would be payable to such holder and (iii) upon the exercise by the Company of its Tax Redemption option at any time such that, after giving effect to the exercise of such Tax Redemption option, less than a majority of the aggregate principal amount of the notes originally issued remains outstanding, prior to the consummation of such Tax Redemption the Company shall make an offer to purchase from all holders, upon not less than 30 nor more than 60 days' notice, the notes of such holders at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided further, that prior to any such Tax Redemption, (i) the Company will deliver to the Trustee a copy of the written opinion of independent counsel to the effect that the Company or any Guarantor has or will become obligated to pay Additional Amounts as a result of such change, amendment, administration, application or interpretation and (ii) the Company or such Guarantor will use reasonable efforts to cause the reduction or elimination of the obligation to pay any such Additional Amounts.

SINKING FUND

               The notes will not be entitled to the benefit of any sinking fund.

GUARANTEES OF THE NOTES

               The Indenture will provide that each of the Guarantors will unconditionally guarantee (the "Guarantees") on a senior basis, jointly and severally, all of the Company's obligations under the notes, including its obligations to pay principal, premium, if any, and interest with respect to the notes. The Guarantees will be general unsecured obligations of the Guarantors. The Guarantors (except for Canandaigua B.V. and M.J. Lewis Corp.) have also guaranteed all obligations of the Company under the Credit Agreement. The obligations under the Credit Agreement are secured by (i) first priority pledges of 100% of the capital stock of Canandaigua Limited and all of the Company's domestic operating subsidiaries and (ii) first priority pledges of 65% of the capital stock held by the Company of Matthew Clark, B.B. Servicios, S.A. de C.V., Canandaigua World Sales Limited and Schenley Distilleries Inc./Les Distelleries Schenley Inc. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

               The Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the notes and the Indenture on the terms set forth therein. Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

               The Indenture will provide that if the notes are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "Consolidation, Merger, Sale of Assets" all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants-Limitation on Sale of Assets" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants-Limitation on Sale of Assets" and within the time limits specified by such covenant, then such Guarantor or the Guarantors, as the case may be (in the event of a defeasance of the notes or a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the notes.

               Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Certain Covenants-Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Certain Covenants-Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph. In the case where a Guarantor is released and discharged of its Guarantee, we will, if listed on the Luxembourg Stock Exchange, inform the Luxembourg Stock Exchange and holders will be notified in accordance with the procedure described in "-Notices."

               The Guarantors of the notes are the following subsidiaries of the
Company: Allberry, Inc., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Brands, Ltd., Barton Canada, Ltd. Barton Distillers Import Corp., Barton Financial Corporation, Barton Incorporated, Batavia Wine Cellars, Inc., Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited, Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder Corporation, Polyphenolics, Inc., Roberts Trading Corp., SCV-EPI Vineyards, Inc., Simi Winery, Inc., Stevens Point Beverage Co., and The Viking Distillery, Inc.

CERTAIN COVENANTS

               The Indenture contains, among others, the following covenants:

               Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), except that the Company and any Guarantor may Incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is equal to at least 2.00:1.00.

(b) The foregoing limitation will not apply to the incurrence of any of the following (collectively "Permitted Indebtedness"):

          (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1 billion, minus the amount of any repayment of such Indebtedness under the Credit Agreement pursuant to "Certain Covenants-Limitation on Sale of Assets" below and (y) the Borrowing Base;

          (ii) Indebtedness of the Company pursuant to the notes and other Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Agreement);

          (iii)       Indebtedness of any Guarantor pursuant to a Guarantee;

          (iv) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the notes; provided, further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

          (v) Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause
                      (v), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

          (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of "Certain Covenants-Limitation on Guarantees by Restricted Subsidiaries";

          (vii) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business (and not for speculative purposes) designed to protect against fluctuations in: (x) interest rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such Incurrence, (y) currencies or (z) commodities;

          (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses
                      (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

          (ix) Indebtedness, in addition to that described in clauses (i) through (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75.0 million outstanding at any one time in the aggregate.

               Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

          (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

          (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "Limitation on Indebtedness"; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

          (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on December 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

          (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below); plus

          (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; plus

          (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; plus

          (E) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; plus

          (F) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Certain Covenants-Designation of Unrestricted Subsidiaries", an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); plus

          (G)         $50.0 million; minus

          (H) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "Certain Covenants-Designation of Unrestricted Subsidiaries."

(b)            Notwithstanding the foregoing, and in the case of clauses (ii),
               (iii) and (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iv) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege or in which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

          (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes; and (4) is expressly subordinated in right of payment to the notes at least to the same extent as the Indebtedness to be refinanced.

               Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10.0 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company, and (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25.0 million, the Company delivers to the Trustee an opinion of either an independent investment banking firm of national standing in the United States or an independent public accounting firm of national standing in the United States, stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company).

               Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, except if the notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

          (a)         any Lien existing as of the date of the Indenture;

          (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, or contracts (other than contracts for the payment of money);
                      (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or (9) standard custodial, bailee or depository arrangements (including (x) in respect of deposit accounts with banks and other financial institutions and (y) standard customer agreements in respect of accounts for the purchase and sale of securities and other property with brokerage firms or other types of financial institutions);

          (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Indebtedness outstanding under the Credit Agreement;

          (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of "Certain Covenants-Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

          (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of security is not increased thereby.

               Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (other than an Asset Swap permitted by clause (g) below) unless (i) at least 75% of the proceeds from such Asset Sale are received in cash; provided, however that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed cash for purposes of this covenant, and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a board resolution).

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness then outstanding as required by the terms thereof or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of such secured Indebtedness or if no secured Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries as existing at such time or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $10.0 million or more, the Company shall apply the Excess Proceeds to the repayment of the notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of(pound)1,000) of notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined) of all notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of (pound)1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all notes tendered.

          (e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (f) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of notes than those existing on the date of the Indenture that would materially impair the ability of the Company to make an Offer to purchase the notes or, if such Offer is made, to pay for the notes tendered for purchase.

          (g) The Company will not, and will not permit any Restricted Subsidiary, to engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company which determination shall include a determination that the Fair Market Value of the assets being received in such swap are at least equal to the Fair Market Value of the assets being swapped and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20.0 million, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing or an independent public accounting firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

               Limitation on Guarantees by Restricted Subsidiaries. The Indenture will provide that in the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the Issue Date that is not a Guarantor and causes or permits such Restricted Subsidiary to, directly or indirectly, guarantee the payment of any Indebtedness ("Other Indebtedness") of the Company or any Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Other Indebtedness, then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the notes or the Guarantees of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the notes or the Guarantee of such Restricted Subsidiary, as the case may be). The Guarantee of a Guarantor shall be released upon the sale or transfer of all or substantially all of the assets or all of the Capital Stock of such Guarantor; provided, that, either (i) such sale or transfer complies with the provisions set forth in "Certain Covenants-Limitation on Sale of Assets" or (ii) such sale or transfer need not comply with the provisions set forth in "Certain Covenants-Limitation on Sale of Assets" because the Capital Stock so sold or transferred does not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

               Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of notes shall have the right to require that the Company purchase such holder's notes in whole or in part in integral multiples of (pound)1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

               Within 15 days following any Change of Control, the Company shall notify the Trustee thereof, give written notice of such Change of Control to each holder of notes by first-class mail, postage prepaid, at his address appearing in the security register and publish such notice in a leading Luxembourg newspaper, if the Company is then listed on the Luxembourg Stock Exchange, stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

               If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Credit Agreement restricts the ability of the Company to purchase the notes prior to full repayment of indebtedness under the Credit Agreement and, upon a Change of Control, all amounts outstanding under the Credit Agreement become due and payable. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the Credit Agreement to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default and will give the Trustee and the holders of the notes the rights described under "Events of Default."

               The definition of "Change of Control" in the Indenture is defined to mean the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than Permitted holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with "Certain Covenants-Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "Certain Covenants-Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Sale of Assets."

               "Permitted Holders" means as of the date of determination (i) Marilyn Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the Persons described in clause (i) or the Mac and Sally Sands Foundation, Incorporated; (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (v) or for the benefit of Andrew Stern or any trust for the benefit of any such trust; (iv) any partnerships that are controlled by (and a majority of the partnership interests in which are owned by) any of the Persons described in clauses (i), (ii), (iii) or (v) or by any partnership that satisfies the conditions of this clause (iv); or (v) in the case of Marvin Sands and in the event of the incompetence or death of any of the persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

               The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

               The definition of "Change of Control" is limited in scope. As a result the provisions of the Indenture will not afford holders of notes the right to require the Company to purchase the notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

               The existence of a holder's right to require the Company to purchase such holder's notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

               The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

               The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the notes or, if such Change of Control Offer is made, to pay for the notes tendered for purchase.

               Limitation on Restricted Subsidiary Capital Stock. The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C), and (iii) Capital Stock issued or sold by a Restricted Subsidiary, where immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

               Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in the Indenture shall in any event be permitted); and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under "Certain Covenants-Limitation on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

               Designation of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of "Certain Covenants-Limitation on Indebtedness"; and

               (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of "Certain Covenants-Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

               Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

               The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

               (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

               All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

               Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade. Notwithstanding the foregoing, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of the Indenture described (x) above under the captions "Certain Covenants-Limitation on Indebtedness," "Certain Covenants-Limitation on Restricted Payments," "Certain Covenants-Limitation on Transactions with Affiliates," "Certain Covenants-Limitation on Restricted Subsidiary Capital Stock," "Certain Covenants-Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," and "Certain Covenants-Designation of Unrestricted Subsidiaries," and (y) below in clause (iv) of the first paragraph under the caption "Consolidation, Merger, Sale of Assets," will terminate and cease to have any further effect from and after the first date when the notes are rated Investment Grade.

               Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

               Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate and partnership existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

               The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "Certain Covenants-Limitation on Indebtedness" (other than Permitted Indebtedness); (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the notes; (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "Certain Covenants-Limitation on Liens" are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the Laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee an officers' certificate and an opinion of counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including any Asset Sale made in accordance with "Certain Covenants-Limitation on Sale of Assets") with respect to any Guarantor (i) if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the last sentence of "Certain Covenants-Limitation on Guarantees by Restricted Subsidiaries" or (ii) if such transaction need not comply with the provisions set forth in "Certain Covenants-Limitation on Sale of Assets" because the properties or assets so sold, assigned, conveyed, transferred, leased or otherwise disposed of do not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

               In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the notes.

EVENTS OF DEFAULT

               An Event of Default will occur under the Indenture if:

               (i) there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

               (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

               (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (i) or (ii) or in clauses (b), (c) and (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,
                             (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (b) there shall be a default in the performance or breach of the provisions described in "Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "Certain Covenants-Limitation on Sale of Assets," or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "Certain Covenants-Purchase of notes Upon a Change of Control;"

               (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

               (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

               (vi) one or more judgments, orders or decrees for the payment of money in excess of $15.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

               (vii) any holder or holders of at least $10.0 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

               (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

               (ix) (a) the Company, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;
                             (b) the Company, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (c) the Company, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; (d) the Company, any Guarantor or any Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Subsidiary or of any substantial part of their respective properties,
                             (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due; or (e) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

               If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all of the notes, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes). If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.

               After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on the notes, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; (b) all Events of Default, other than the nonpayment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived; and
(c) the rescission will not conflict with any judgment or decree.

               The holders of not less than a majority in aggregate principal amount of the notes outstanding, may, on behalf of the holders of all the notes, waive any past defaults under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each series of notes outstanding.

               The Company is also required to notify the Trustee within five business days of the occurrence of any Default.

               The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

               The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for: (i) the rights of holders of the notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due; (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;
(iii) the rights, powers, trust duties and immunities of the Trustee and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the particular series of notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the particular series of notes subject to such Covenant Defeasance.

               In order to exercise either Legal Defeasance or Covenant
Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in pounds sterling, non-callable United Kingdom Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes, on the stated date for payment thereof; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee, (x) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (y) an opinion of counsel in the United Kingdom or a ruling of the Inland Revenue of the United Kingdom to the effect that holders of the notes will not recognize income, gain or loss for United Kingdom income tax or other tax purposes as a result of such termination and will be subject to United Kingdom income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance not occurred (and for purposes of such opinion, such United Kingdom counsel shall assume that holders of the notes include holders who are not resident in the United Kingdom); (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee opinions of counsel in the United States and counsel in the United Kingdom reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes or United Kingdom income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax and United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other that a Default or Event of Default with respect to the Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such Incurrence); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and opinions of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee opinions of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no holder of the notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent specified in the Indenture are satisfied.

SATISFACTION AND DISCHARGE

               The Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when (a) either (i) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid) canceled or have been delivered to the Trustee for cancellation or (ii) all notes not theretofore delivered to the Trustee canceled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee canceled or for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company or any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

MODIFICATIONS AND AMENDMENTS

               Modifications and amendments of the Indenture with respect to the notes may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of not less than a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;
(ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "Certain Covenants-Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "Certain Covenants-Purchase of notes Upon a Change of Control," including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each note affected thereby; (v) except as otherwise permitted under "Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture to cause the notes or any Guarantee to be subordinate to any other Indebtedness.

               The holders of not less than a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture, as they relate to such series of notes.

GOVERNING LAW

               The Indenture, the notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars will be rendered in the foreign currency of the underlying obligation and converted into United States dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

THE TRUSTEE

               The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the applicable Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               Each Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

BOOK-ENTRY, DELIVERY AND FORM

               The new notes will be issued initially in the form of unrestricted global notes (the "Global Notes") deposited with the Paying Agent in London, Citibank, N.A., as common depositary (in such capacity, the "Common Depositary"), in the name of Citivic Nominees Ltd., as nominee for Euroclear and Cedelbank. Except as described in this prospectus, beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Cedelbank.

DEPOSITARY PROCEDURES

               Euroclear and Cedelbank. We understand as follows with respect to Euroclear and Cedelbank: Euroclear and Cedelbank each hold securities for their holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Cedelbank each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Each of Euroclear and Cedelbank can settle securities transactions in any of more than 30 currencies, including pounds sterling. Euroclear and Cedelbank each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Cedelbank have established an electronic bridge between their two systems across which their respective holders may settle trades with each other. Account holders in both Euroclear and Cedelbank are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Cedelbank is available to other institutions that clear through or maintain a custodial relationship with a holder of either system. A holder's overall contractual relations with either Euroclear or Cedelbank are governed by the respective rules and operating procedures of Euroclear or Cedelbank and any applicable laws. Both Euroclear and Cedelbank act under such rules and operating procedures only on behalf of their respective holders and have no record of or relationship with any persons who are not direct holders.

               Investors who hold accounts with Euroclear or Cedelbank may acquire, hold and transfer security entitlements with respect to Global Notes against Euroclear or Cedelbank and its respective property by book-entry to accounts with Euroclear or Cedelbank, each of which has an account with the Common Depositary and subject at all times to the procedures and requirements of Euroclear or Cedelbank, as the case may be. "Security entitlement" means the rights and property interests of a holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with Euroclear or Cedelbank may acquire, hold and transfer security entitlements with respect to a Global Note against the securities intermediary and its property with which such investors hold accounts by book-entry to accounts with such securities intermediary, which in turn may hold a security entitlement with respect to the Global Note through Euroclear or Cedelbank. Investors electing to acquire security entitlements with respect to a Global Note through an account with Euroclear or Cedelbank or some other securities intermediary must follow the settlement procedures of their securities intermediary with respect to the settlement of new issues of securities. Security entitlements with respect to the Global Notes to be acquired through an account with Euroclear or Cedelbank will be credited to such account as of the settlement date against payment in pounds sterling for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to a Global Note through an account with Euroclear, Cedelbank or some other securities intermediary other than in connection with the initial distribution of the notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

               Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as the Common Depositary is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of Euroclear and Cedelbank, as the case may be, and their participants or holders to exercise any rights and remedies of a holder under the Indenture. Payments of principal and interest on the Global Notes will be made to the Common Depositary on behalf of Euroclear and Cedelbank, as the case may be, as the registered owners thereof.

               The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because Euroclear and Cedelbank can act only on behalf of their respective participants or holders, as the case may be, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

               The CUSIP for the new notes is 137219 AG 6. The ISIN number for the new notes is US137219AG66. The new notes have been accepted for clearance by Euroclear and Cedelbank under the common code 010585295.

PAYMENTS ON THE GLOBAL NOTES

               Payments in respect of the principal of, premium, if any, and interest on a Global Note will be made through the Paying Agent and will be payable to the Common Depositary on behalf of Euroclear and Cedelbank each in its capacity as the registered holder of the notes under the Indenture. Under the terms of the indenture, the Company and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee, or any agent of the Company, or the Trustee has or will have any responsibility or liability for

               (1) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or holder relating to beneficial ownership interests in the Global Notes, or

               (2) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the holders thereof.

               Euroclear or Cedelbank upon receipt of any such payment, will immediately credit the accounts of their relevant participants or holders, as the case maybe, with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Notes, as shown on the records of Euroclear or Cedelbank. The Company expects that payments by such participants or holders, as the case may be, to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or holders. Neither the Company nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the Global Notes held by the Common Depositary for Euroclear and Cedelbank.

TRANSFERS OF GLOBAL SECURITIES AND INTERESTS THEREIN

               Unless definitive securities are issued, the Global Notes may be transferred, in whole and not in part, only by Euroclear and Cedelbank to the Common Depositary, as the case may be, or by the Common Depositary to Euroclear and Cedelbank, respectively, or to another nominee or successor thereof or a nominee of such successor.

               Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of Euroclear and Cedelbank, as the case maybe, and their respective holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Notes is expected to occur through the participants or holders and intermediaries, as the case may be, of Euroclear and Cedelbank, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

               No service charge will be made for any registration of transfer or exchange of the notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Although Euroclear and Cedelbank have agreed to various procedures to facilitate transfers of interests in the Global Notes among participants and holders in Euroclear and Cedelbank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the Trustee, nor any agent of ours or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by Euroclear or Cedelbank or their respective participants, indirect participants, holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

               We understand that under existing industry practices, if we or the Trustee requests any action of holders of notes, or if an owner of a beneficial interest in a Global Note desires to give instructions or take an action that a holder is entitled to give or take under the indenture, Euroclear or Cedelbank, as the case may be, would authorize their respective participants or holders, as the case may be, owning the relevant beneficial interest to give instructions to take such action, and such participants or holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries. Euroclear or Cedelbank is not required to authorize holders to take any action.

               We understand that under existing practices of Euroclear or Cedelbank if less than all of the notes are to be redeemed at any time, Euroclear or Cedelbank, as the case may be, will credit their participants' or holders' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as Euroclear or Cedelbank, as the case may be, deems fair and appropriate, provided that no beneficial interests of less than (pound)1,000, may be redeemed in part.

CERTIFICATED NOTES

               Beneficial interests in a Global Note are exchangeable for definitive notes in registered certificated form only (i) (in whole but not in part) either Euroclear or Cedelbank is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearance system satisfactory to the Trustee is available, or
(ii) (in part) an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to Euroclear and/or Cedelbank, the Trustee or the Common Depositary (iii) (in whole but not in part) at any time the Company in its sole discretion determines that the Global Notes should be exchanged for definitive notes or (iv) (in whole but not in part) the Common Depositary is at any time unwilling or unable to continue as Common Depositary and a successor depositary is not able to be appointed by the Company within 90 days.

               Any certificated notes will be issued in registered form in denominations of (pound)1,000 in nominal amount and integral multiples thereof. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interest in the Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of Euroclear or Cedelbank, as the case may be, in accordance with their customary procedures. The notes may not be issued in bearer form.

               In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of the Company maintained for such purpose within the City and State of New York. Until otherwise designated by the Company, the Company's office or agency in the City and State of New York and London, England, respectively, will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than (pound)1,000 shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee. The cost of preparing, printing, packaging and delivering the certificated notes shall be borne by the Company.

               The Company shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding

               (a) the due date for any payment of principal of or interest on the notes or

               (b) the date fixed for a selection of notes to be redeemed.

               Also, the Company is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

               If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if such note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee or any paying agent or authenticating agent appointed pursuant to the indenture from any loss which any of them may suffer if a note is replaced must be posted. The Company may charge for its expenses in replacing a note.

               In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of the Indenture, the Company in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

               To the extent permitted by law, the Company, the Paying Agent, the Registrar and the Transfer Agent shall be entitled to treat the person in whose name any certificated note is registered as the absolute owner thereof. The Indenture will contain provisions relating to the maintenance of a register reflecting ownership of certificated notes, if any, and other provisions customary for a registered debt security including registration as to both principal and stated interest and restrictions on transfer except by surrender of a certificated note and either the reissuance of such certificated note or the issuance of a new certificated note to the new holder. Payment of principal on each certificated note will be made to the holder against presentation and surrender. Payment of interest on each certificated note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

               None of the Company, the Trustee, the Depositary or any Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, any Book-Entry Interest.

TRANSFER AND EXCHANGE

               A holder may transfer or exchange interests in the notes in accordance with procedures described in "Book-Entry; Delivery and Form". The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

REDEMPTION OF GLOBAL NOTES

               In the event that any Global Note (or any portion thereof) is redeemed, the Depositary will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect to the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the Depositary in connection with the redemption of such Global Note (or any portion thereof).

RESIGNATION OF COMMON DEPOSITARY

               The Common Depositary may at any time resign as Common Depositary by written notice to the Company and the Trustee, such resignation to become effective upon the appointment of a successor Common Depositary, in which case the Global Notes shall be delivered to such successor. If no successor has been so appointed by the Company within 90 days, certificated notes shall be issued in exchange therefor as described above.

LISTING

               The Company has applied to list the notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the notes and the certificate of incorporation of the Company will be registered prior to the listing with the Chief Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, as long as the notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. The Company has initially designated Paribas Luxembourg as its agent for this purpose.

REPORTS

               The Trustee will immediately send to Euroclear, Cedelbank and DTC, a copy of any notices, reports and other communications received relating to the Company, the notes, the Guarantees or the Book-Entry Interests.

CERTAIN DEFINITIONS

               "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

               "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the voting Capital Stock of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by the first paragraph under "Consolidation, Merger, Sale of Assets" or (B) that is of the Company to any Restricted Subsidiary, or of any Subsidiary to the Company or any Subsidiary in accordance with the terms of the Indenture or (y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $3,000,000.

               "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with "Certain Covenants-Limitation on Sale of Assets."

               "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

               "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

               "Borrowing Base" means the sum of (i) 85% of accounts receivable of the Company and its Subsidiaries and (ii) 50% of the net book value of the inventory of the Company and its Subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP.

               "Capital Lease Obligation" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

               "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Company" means Canandaigua Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

               "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Company and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and
(ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

               "Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

               "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and (ii) all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined in accordance with GAAP on a basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with such acquisition or disposition of assets, shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

               "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries; (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

               "Consolidated Net Tangible Assets" means with respect to any Person, as of any date of determination, the book value of such Persons total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

               "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

               "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

               "Credit Agreement" means the Credit Agreement, dated as of October 6, 1999, between the Company, the Subsidiaries of the Company identified on the signature pages thereof, the lenders named therein, The Chase Manhattan Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof or amendments, modifications or supplements thereto and any agreements therefor (including any of the foregoing that increase the principal amount of Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of "Certain Covenants-Limitation on Indebtedness"; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in principal amount of Indebtedness of the Company under the Credit Agreement exceeding the amount permitted by subparagraph (b)(i) of "Certain Covenants-Limitation on Indebtedness"), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Designation" has the meaning set forth under "Certain Covenants-Designation of Unrestricted Subsidiaries."

               "Designation Amounts" has the meaning set forth under "Certain Covenants-Designation of Unrestricted Subsidiaries."

               "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

               "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

               "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

               "Guarantee" means the guarantee by each Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to provisions of "Certain Covenants-Limitation on Guarantees by Restricted Subsidiaries."

               "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

               "Guarantor" means the Subsidiaries listed on the signature pages of the Indenture as guarantors and each other Subsidiary, formed, created or acquired after the Issue Date, required to become a Guarantor after the Issue Date, pursuant to "Certain Covenants-Limitation on Guarantees by Restricted Subsidiaries."

               "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

               "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

               "holders" mean the registered holders of the notes.

               "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary (or is merged into or consolidated with the Company or any Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Subsidiary (or being merged into or consolidated with the Company or any Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary.

               "Indebtedness" means, with respect to any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the terms thereof.

               "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

               "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

               "Investment Grade" means a rating of (i) BBB- or higher by S&P and Ba1 or higher by Moody's or (ii) Baa3 or higher by Moody's and BB+ or higher by S&P.

               "Issue Date" means November 17, 1999.

               "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

               "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

               "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

               "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under "Certain Covenants-Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Other Indebtedness" has the meaning set forth under "Certain Covenants-Limitation on Guarantees by Restricted Subsidiaries."

               "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or a Guarantee, as the case may be.

               "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "Certain Covenants-Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; (vi) Investments in existence on the date of the Indenture; and (vii) Investments in joint ventures in an aggregate amount not to exceed at any one time the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

               "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

               "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Issue Date, and including, without limitation, all classes and series of preferred or preference stock.

               "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in their respective businesses (including without limitation, contracts, leases, licenses, or other agreements of value to the Company or any of its Restricted Subsidiaries), provided, however, that productive assets to be acquired by the Company or any Restricted Subsidiary shall be, in the good faith judgment of management of the Company or such Restricted Subsidiary, assets which are reasonably related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date.

               "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

               "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than as a result of a change of control provision substantially similar to that contained in "Certain Covenants-Purchase of notes Upon a Change of Control") or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

               "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants-Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

               "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

               "Securities Act" means the Securities Act of 1933, as amended.

               "S&P" means Standard & Poor's Ratings Group or any successor thereto.

               "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

               "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes, or a Guarantee, as the case may be.

               "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

               "Temporary Cash Investments" means: (i) any evidence of Indebtedness of a Person, other than the Company or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America or the United Kingdom, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America or the United Kingdom, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard and Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

               "United Kingdom Government Obligations" means direct obligations of, and obligations guaranteed by, the United Kingdom for the payment of which the full faith and credit of the United Kingdom is pledged.

               "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants-Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

               "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and up to 5% of the issued and outstanding Capital Stock which may be owned by executive officers of such Subsidiary) is owned by the Company or another Wholly Owned Restricted Subsidiary.


                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

               The following is a summary of certain anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, based upon the Internal Revenue Code of 1986, as amended, and existing regulations, rulings and judicial decisions as of the date of this prospectus. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in federal income tax consequences different from those discussed below. Except as specifically set forth in this prospectus, this summary deals only with notes held as capital assets by initial holders, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, banks, tax-exempt organizations, insurance companies, holders that are partnerships or other pass-through entities and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to "straddle," "conversion," "hedging" or "constructive sales" transactions. This summary is not binding on the Internal Revenue Service or the courts. No ruling has been sought or will be sought from the Internal Revenue Service with respect to the positions and issues discussed herein, and there can be no assurance that the Internal Revenue Service will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF NOTES THAT MAY BE SPECIFIC TO THEM, INCLUDING THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

               As used in this prospectus, the term "U.S. Holder" means a beneficial owner of a note who or that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source, or (iv) a trust if both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. As used in this Prospectus, the term "Non-U.S. Holder" means a holder of a note that is not a U.S. Holder.

EXCHANGE OF NOTES

               There will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer since the exchange offer will be by operation of the original terms of the old notes, pursuant to a unilateral act by us, and will not result in any material alteration in the terms of the old notes. Each exchanging holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

U.S. HOLDERS

               Interest. Interest (including additional amounts, if any) on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

               A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a note in pounds sterling will be required to include in income the U.S. dollar value of such pounds sterling. The U.S. dollar value will be determined using the spot rate in effect on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. No exchange gain or loss will be recognized by such holder if the pounds sterling are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of pounds sterling into U.S. dollars are described below. See "-Exchange of Foreign Currencies."

               A U.S. Holder who uses the accrual method of accounting for federal income tax purposes, or who is otherwise required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income accrued, or otherwise required to be taken into account, with respect to a note in a taxable year. The U.S. dollar value of the accrued income will be determined by translating that income at the average rate of exchange for the relevant interest accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the portion of the accrual period within the taxable year. The average rate of exchange for an interest accrual period, or portion thereof, is the simple average of the exchange rates for each business day of the period, or another average that is reasonably derived and consistently applied.

               An accrual basis U.S. Holder may elect, however, to translate the accrued interest income using the spot rate of exchange in effect on the last day of the accrual period or, with respect to the earlier taxable year portion of an accrual period that spans two taxable years, using the spot rate of exchange in effect on the last day of the taxable year. In addition, if the last day of an accrual period is within five business days of the receipt, or payment, of the accrued interest, a U.S. Holder may elect to translate such interest using the spot rate of exchange in effect on the date of receipt or payment. The above election must be made in a statement filed with the U.S. Holder's tax return and will apply to other debt obligations held by the U.S. Holder at the beginning of the first taxable year in which the election applies or acquired thereafter and may not be changed without the consent of the Internal Revenue Service. Whether or not such election is made, a U.S. Holder may recognize exchange gain or loss with respect to accrued interest income on the date such interest income is received.

               The exchange gain or loss will be treated as ordinary income or loss. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the pounds sterling received, determined using the spot rate in effect on the date the payment is received and the U.S. dollar value of the interest income that has accrued during the interest accrual period, as determined above. No additional exchange gain or loss will be recognized by the holder if the pounds sterling are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of pounds sterling into U.S. dollars are described below. See "-Exchange of Foreign Currencies."

               Dispositions. Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition (other than any amounts attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the note. The gain or loss generally will be capital gain or loss, except with respect to gains or losses attributable to changes in currency exchange rates, as described below. To the extent that the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described above. If a U.S. Holder receives foreign currency on a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition assuming the notes are not traded on an established securities market. A U.S. Holder's adjusted tax basis in a note will equal the U.S. dollar cost of the note to the holder on the date of purchase assuming the notes are not traded on an established securities market. If a U.S. Holder purchases a note with previously owned foreign currency, the holder will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar value of the foreign currency used to purchase the note, determined on the date of purchase.

               If the notes are traded on an established securities market, there is a special rule for purchases and sales of those notes by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of publicly traded notes, provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service.

               Gain or loss realized by a U.S. Holder upon the sale, exchange or retirement of a note that is attributable to fluctuations in the currency exchange rates will be ordinary income or loss and generally will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the note.

               For certain non-corporate U.S. Holders, including individuals, the rate of taxation of capital gains will depend upon the holder's holding period in the note, with a preferential rate generally available for notes held for more than one year. The deductibility of capital losses is subject to limitations.

               Exchange of Foreign Currencies. A. U.S. Holder will have a tax basis in any pounds sterling received, as interest or on the sale, exchange, retirement or other disposition of a note, equal to their U.S. dollar value at the time the interest is received or at the time payment is received in consideration of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of pounds sterling, including their exchange for U.S. dollars or their use to purchase notes, will be ordinary income or loss.

NON-U.S. HOLDERS

               The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note that is a Non-U.S. Holder.

               Interest. Subject to the discussion below concerning backup withholding, payments of interest on a note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that (1) the holder is not (i) a direct or indirect owner, taking into account certain attribution rules, of 10% or more of the total voting power of all voting stock of the issuer or (ii) a controlled foreign corporation related to the issuer through stock ownership, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the issuer or its paying agent receives (i) from the Non-U.S. Holder, a properly completed Form W-8, or substitute Form W-8, under penalties of perjury, which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the note is a Non-U.S. Holder or (ii) from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8 or substitute Form W-8 has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 or substitute Form W-8, is furnished to the payor.

               A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes. To the extent a Non-U.S. Holder seeks a reduced rate of withholding under a treaty, such holder must provide the issuer or its paying agent with a properly completed Form 1001 or Form W-8.

               If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally and, with respect to corporate holders, may also be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, those payments will not be subject to withholding tax so long as the holder provides the issuer or its paying agent with a properly executed Form 4224.

               Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

               Dispositions. Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

               Federal Estate Tax. Notes held, or treated as held, by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the issuer and (ii) income on the notes was not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

               Payments with respect to the notes and the proceeds upon the sale or other disposition of the notes may be subject to information reporting and possibly U.S. backup withholding at a 31% rate. Backup withholding will not apply to a U.S. Holder who furnishes its correct taxpayer identification number and provides other certification. Backup withholding will not apply to payments made by the issuer in respect of the notes to a Non-U.S. Holder, if the holder certifies, under penalty of perjury, that it is not a U.S. person and provides its name and address, provided that neither the issuer nor its paying agent has actual knowledge that the holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Copies of information returns may be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

               Payment of proceeds from the disposition of notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S broker that is not a "U.S. related person," as defined in applicable Treasury Regulations, will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a note to or through a non-U.S. office of a broker that is a U.S. person or a "U.S. related person," the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through a non-U.S. foreign office of a broker that is a U.S. person or a "U.S. related person," absent actual knowledge that the payee is a U.S. person.

               Amounts withheld under the backup withholding rules do not constitute a separate United States federal income tax. Rather, any amount withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability, if any, provided that the requisite procedures are followed.

               The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify certain standards governing the information upon which a withholding agent may rely. The final regulations are generally effective for payments made after December 31, 2000 subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                              PLAN OF DISTRIBUTION

               If you are a broker-dealer and hold old notes for your own account as a result of market-making activities or other trading activities and you receive new notes in exchange for old notes in the exchange offer, you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We acknowledge and, unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of new notes. We have agreed that starting on the expiration date of the exchange offer and ending on the close of business on the 180th day following the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

               We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale of that kind may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

               For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

               We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

               The validity of the issuance of the new notes will be passed upon for us by McDermott, Will & Emery.

                                     EXPERTS

               The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

               The statement of assets and liabilities related to the product lines sold to Canandaigua Brands, Inc. as of April 9, 1999 and the related statement of identified income and expenses for the year ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Until , 2000, which is 90 days after the date of this prospectus, if you are a dealer effecting transactions in the new notes, whether or not you are participating in the exchange offer, you may be required to deliver a prospectus. This obligation is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






                            CANANDAIGUA BRANDS, INC.



                                OFFER TO EXCHANGE



                                (POUND)75,000,000



                          8 1/2% SENIOR NOTES DUE 2009



                              ---------------------



                                   PROSPECTUS


                              --------------------




                               _____________, 2000

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Delaware General Corporation Law (Section 102) allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, but a corporation may not so eliminate or limit a director's liability for a breach of the duty of loyalty, a failure to act in good faith, engaging in intentional misconduct or a knowing violation of a law, authorizing the payment of a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law, or obtaining an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability to the extent permitted by the Delaware General Corporation Law.

               The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

               The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

               The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 21.  EXHIBITS.a

Exhibit
Number                            Description of Exhibit
------                            ----------------------

4.1            Indenture, dated as of November 17, 1999, by and among the
               Company, certain subsidiaries and Harris Trust and Savings Bank, as Trustee*
4.2            Registration Rights Agreement, dated as of November 17, 1999, by and among the Company, the guarantors named therein, and J.P.
               Morgan Securities Ltd.*
4.3            Form of new notes (included in Exhibit 4.1)*
5              Opinion of McDermott, Will & Emery*
12             Computation of Ratio of Earnings to Fixed Charges
23.1           Consent of Arthur Andersen LLP
23.2           Consent of KPMG LLP
23.3           Consent of McDermott, Will & Emery (included in Exhibit 5)*
24             Powers of Attorney (included on the signature pages of the registration statement)*
25             Statement of Eligibility of Trustee on Form T-1*
99.1           Form of Letter of Transmittal*
99.2           Form of Letter to Registered Holders*
99.3           Form of Letter to Clients and Instruction to Registered Holder
               from Beneficial Owner*

* previously filed

(a) The exhibits listed are pursuant to Regulation S-K Item 601 exhibit table footnote 3: "an exhibit need not be provided about a company if (1) with respect to such company an election has been made under Forms S-4 or F-4 to provide information about such company at a level prescribed by Forms S-2, S-3, F-2 or F-3 and (2) the form, the level of which has been elected under Forms S-4 or F-4, would not require such company to provide such exhibit if it were registering a primary offering."

ITEM 22.  UNDERTAKINGS.

(a)            The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the
                                            Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                                            Registration Fee" table in the
                                            effective registration statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Canandaigua Brands, Inc.



                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer
                                           Senior Vice President and Chief
                                             Financial Officer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                     TITLE                                         DATE
                ---------                                     -----                                         ----

                     *
-----------------------------------------   President, Chief Executive Officer and a                   February 14, 2000
             Richard E. Sands               Director (Principal Executive Officer)

                     *
-----------------------------------------   Executive Vice President, General Counsel                  February 14, 2000
             Robert S. Sands                and a Director

         /s/ Thomas S. Summer
-----------------------------------------   Senior Vice President and Chief Financial                  February 14, 2000
             Thomas S. Summer               Officer (Principal Financial Officer and
                                            Principal Accounting Officer)

                     *
-----------------------------------------   Director                                                   February 14, 2000
           Thomas C. McDermott

                     *
-----------------------------------------   Director                                                   February 14, 2000
           James A. Locke, III

                     *
-----------------------------------------   Director                                                   February 14, 2000
              Paul L. Smith

                     *
-----------------------------------------   Director                                                   February 14, 2000
              George Bresler

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Batavia Wine Cellars, Inc.


                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----
                     *
-----------------------------------------     President (Principal Executive Officer)                     February 14, 2000
                 Ned Cooper

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                  February 14, 2000
              Thomas S. Summer                Principal Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
              Richard E. Sands

                     *
-----------------------------------------     Secretary and a Director                                    February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Barton Incorporated


                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer
                                           Vice President

               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                                          DATE
                ---------                                         -----                                          ----

                     *
-----------------------------------------   President, Chief Executive Officer and a                       February 14, 2000
            Alexander L. Berk               Director (Principal Executive Officer)

                     *
-----------------------------------------   Executive Vice President, Treasurer, Assistant                 February 14, 2000
            Raymond E. Powers               Secretary and a Director (Principal Financial
                                            Officer and Principal Accounting Officer)
                     *
-----------------------------------------   Vice President and a Director                                  February 14, 2000
             Edward L. Golden

                     *
-----------------------------------------   Vice President and a Director                                  February 14, 2000
             Richard E. Sands

                     *
-----------------------------------------   Vice President and a Director                                  February 14, 2000
             Robert S. Sands

                     *
-----------------------------------------   Director                                                       February 14, 2000
            William F. Hackett

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                   Barton Brands, Ltd.


                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and a Director (Principal                        February 14, 2000
              Edward L. Golden                Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                       February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Executive Vice President and a Director                    February 14, 2000
             Alexander L. Berk

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Barton Beers, Ltd.


                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer,
                                           Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     Chief Executive Officer and a Director                      February 14, 2000
              Richard E. Sands                (Principal Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Executive Vice President and a Director                     February 14, 2000
             Alexander L. Berk

                     *
-----------------------------------------     President and a Director                                    February 14, 2000
             William F. Hackett

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                   Barton Brands of California, Inc.



                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and a Director  (Principal                       February 14, 2000
             Alexander L. Berk                Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                       February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                              February 14, 2000
              Edward L. Golden

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                   Barton Brands of Georgia, Inc.



                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and a Director (Principal                         February 14, 2000
             Alexander L. Berk                Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
              Edward L. Golden

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                   Barton Distillers Import Corp.



                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and a Director (Principal                         February 14, 2000
             Alexander L. Berk                Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Director                                                    February 14, 2000
              Edward L. Golden

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Barton Financial Corporation



                                  By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                           Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President, Secretary and a Director                         February 14, 2000
             Raymond E. Powers                (Principal Executive Officer)

                     *
-----------------------------------------     Treasurer and a Director                                    February 14, 2000
             Charles T. Schlau                (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
          Charles B. Campbell, Jr.

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Stevens Point Beverage Co.



                                   By:  /s/ Thomas S. Summer
                                      ------------------------------------------
                                            Thomas S. Summer
                                            Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President, Chief Executive Officer and a                    February 14, 2000
               James P. Ryan                  Director (Principal Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary, and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Executive Vice President and a Director                     February 14, 2000
             Alexander L. Berk

                     *
-----------------------------------------     Director                                                    February 14, 2000
             William F. Hackett

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Monarch Import Company



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     Chief Executive Officer (Principal                          February 14, 2000
               James P. Ryan                  Executive Officer)

                     *
-----------------------------------------     Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary, and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     President and a Director                                    February 14, 2000
             Alexander L. Berk

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
             William F. Hackett

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Canandaigua Wine Company, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and Chief Executive Officer                      February 14, 2000
              Jon Moramarco                   (Principal Executive Officer)

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                 February 14, 2000
              Thomas S. Summer                Principal Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                              February 14, 2000
             Robert S. Sands

                     *
-----------------------------------------     Vice President and a Director                              February 14, 2000
             Richard E. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  The Viking Distillery, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President and a Director (Principal                         February 14, 2000
             Alexander L. Berk                Executive Officer)

                     *
-----------------------------------------     Executive Vice President, and Treasurer,                    February 14, 2000
             Raymond E. Powers                Assistant Secretary, and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
              Edward L. Golden

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Canandaigua Europe Limited



                                   By:  /s/ Thomas S. Summer
                                      ------------------------------------------
                                            Thomas S. Summer, Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-----------------------------------------     President (Principal Executive Officer)                    February 14, 2000
               Douglas Kahle

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                 February 14, 2000
              Thomas S. Summer                Principal Accounting Officer)

                     *
-----------------------------------------     Vice President and Director                                February 14, 2000
              Richard E. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Roberts Trading Corp.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer,
                                            President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Thomas S. Summer
------------------------------------------    President and Treasurer (Principal
              Thomas S. Summer                Executive Officer, Principal Financial                      February 14, 2000
                                              Officer and Principal Accounting Officer)

                     *
-----------------------------------------     Vice President and a Director                               February 14, 2000
              Richard E. Sands

                     *
-----------------------------------------     Vice President, Secretary and a Director                    February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Canandaigua Limited



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, Finance Director


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
---------------------------------------       Chief Executive Officer and a Director
              Robert S. Sands                 (Principal Executive Officer and                            February 14, 2000
                                              Authorized Representative in the United
                                              States)

          /s/ Thomas S. Summer
---------------------------------------       Finance Director (Principal Financial                       February 14, 2000
              Thomas S. Summer                Officer and Principal Accounting Officer)

                     *
---------------------------------------       Director                                                    February 14, 2000
              Richard E. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Polyphenolics, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer,
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                          DATE
                 ---------                                       -----                                          ----

                     *
-----------------------------------------     President and Director (Principal                           February 14, 2000
               Richard Keeley                 Executive Officer)

          /s/ Thomas S. Summer
-----------------------------------------     Vice President and Treasurer (Principal                     February 14, 2000
              Thomas S. Summer                Financial Officer and Principal Accounting
                                              Officer)

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 14, 2000.

                                  Barton Canada, Ltd.



                                   By:  /s/ Thomas S. Summer
                                      ------------------------------------------
                                            Thomas S. Summer, Vice President


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                          DATE
                 ---------                                       -----                                          ----

                     *
-------------------------------------------   President and a Director (Principal
             Alexander L. Berk                Executive Officer)                                          February 14, 2000

                     *
-------------------------------------------   Executive Vice President, Treasurer,                        February 14, 2000
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                               February 14, 2000
              Edward L. Golden

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on February 14, 2000.

                                  Simi Winery, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, President and
                                            Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Thomas S. Summer
-------------------------------------------   President, Treasurer and a Director                        February 14, 2000
              Thomas S. Summer                (Principal Executive Officer, Principal
                                              Financial Officer and Principal Accounting
                                              Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                  SCV-EPI Vineyards, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
--------------------------------------------  President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                  Franciscan Vineyards, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-------------------------------------------   President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                  Allberry, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-------------------------------------------   President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                  Cloud Peak Corporation



                                   By:  /s/ Thomas S. Summer
                                      ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-------------------------------------------   President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                   M.J. Lewis Corp.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-------------------------------------------   President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on February 14, 2000.

                                   Mt. Veeder Corporation



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer
                                            Vice President and Treasurer


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

                     *
-------------------------------------------   President and Chief Executive Officer                      February 14, 2000
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ Thomas S. Summer
-------------------------------------------   Vice President and Treasurer                               February 14, 2000
             Thomas S. Summer                 (Principal Financial Officer and Principal
                                              Accounting Officer)

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Richard E. Sands

                     *
-------------------------------------------   Vice President and a Director                              February 14, 2000
              Robert S. Sands

*By:  /s/ Thomas S. Summer
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands on February 14, 2000.

                                   Canandaigua B.V.




                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer,
                                            Authorized Representative


               Pursuant to the requirements of the Securities Act this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                        DATE
                 ---------                                       -----                                        ----

                     *
-------------------------------------------   Managing Director (Principal Executive                    February 14, 2000
            G.A.L.R. Diepenhorst              Officer)

                     *
-------------------------------------------   Managing Director (Principal Financial                    February 14, 2000
              E.F. Switters                   Officer and Principal Accounting Officer)

          /s/ Thomas S. Summer
-------------------------------------------   Authorized Representative in the United                   February 14, 2000
              Thomas S. Summer                States
                                              (Principal Financial Officer and
*By:  /s/ Thomas S. Summer                    Principal Accounting Officer)
    -------------------------------------
          Thomas S. Summer
          Attorney-in-fact


                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                            Description of Exhibit
------                            ----------------------

4.1            Indenture, dated as of November 17, 1999, by and among the
               Company, certain subsidiaries and Harris Trust and Savings Bank, as Trustee*
4.2            Registration Rights Agreement, dated as of November 17, 1999, by and among the Company, the guarantors named therein, and J.P.
               Morgan Securities Ltd.*
4.3            Form of new notes (included in Exhibit 4.1)*
5              Opinion of McDermott, Will & Emery*
12             Computation of Ratio of Earnings to Fixed Charges
23.1           Consent of Arthur Andersen LLP
23.2           Consent of KPMG LLP
23.3           Consent of McDermott, Will & Emery (included in Exhibit 5)*
24             Powers of Attorney (included on the signature pages of the registration statement)*
25             Statement of Eligibility of Trustee on Form T-1*
99.1           Form of Letter of Transmittal*
99.2           Form of Letter to Registered Holders*
99.3           Form of Letter to Clients and Instruction to Registered Holder
               from Beneficial Owner*

* previously filed